[CONFORMED COPY]


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM 8-K

                          CURRENT REPORT PURSUANT
                       TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)            November 18, 1998



                   ARROW-MAGNOLIA INTERNATIONAL, INC.
     (Exact name of small business issuer as specified in its charter)

                                   Texas
      (State or other jurisdiction of incorporation or organization)


0-4728                                            75-0408335
(Commission File Number)                 (I.R.S. Employer Identification No.)


                   2646 Rodney Lane, Dallas, Texas 75229
                 (Address of principal executive offices)

                              (972) 247-7111
          (Registrant's Telephone Number, Including Area Code)



       (Former Name or Former Address, if Changed Since Last Report)

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Item 4.   Changes in Registrant's Certifying Accountant.

     KPMG Peat Marwick LLP ("KPMG") were previously the principal accountants for Arrow-Magnolia International, Inc. (the "Company"). During the past several months, the Company and KPMG have engaged in discussions concerning fees for performing such work in the future, but were unable to reach agreement. Effective November 18, 1998, KPMG resigned.

     The former accountants' audit reports on financial statements of Arrow-Magnolia International, Inc. as of and for the years ended December 31, 1997 and 1996 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the two fiscal years ended December 31, 1997 and the subsequent interim period through November 18, 1998, there were no disagreements with KPMG Peat Marwick LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope procedures which, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

     The resignation of KPMG Peat Marwick LLP has been approved by the Audit Committee and the Board of Directors of Arrow-Magnolia International, Inc.

Item 7.   Financial Statements and Exhibits.

     16.1 Letter on change in certifying accountant.

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                                 SIGNATURE

     Pursuant to the requirement of the Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   ARROW-MAGNOLIA INTERNATIONAL,
                                   INC.



Date:  November 19, 1998           By:  /s/ Morris Shwiff
                                        Morris Shwiff, President
                                        and Principal Executive
                                        Officer


Date:  November 19, 1998           By:  /s/ Fred Kenner
                                        Fred Kenner, Vice President,
                                        Secretary and Treasurer; the
                                        Principal Financial and
                                        Accounting Officer